UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 1, 2012

Starwood Hotels & Resorts Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-7959	52-1193298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One StarPoint, Stamford, Connecticut		06902
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(203) 964-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 1, 2012, the Board of Directors of Starwood Hotels & Resorts Worldwide, Inc. (the "Company") authorized the Company to repurchase an additional $250 million of its common stock under its Share Repurchase Program. As of August 1, 2012, the total amount available under the authorization is approximately $360 million. The Company expects the purchases to be made from time to time in the open market, through block trades, tender offers or otherwise (including, without limitation, using Rule 10b5-1 plans), or in privately negotiated transactions (including, without limitation, accelerated share repurchase agreements). The timing of the share repurchases under the Program will depend on a variety of factors, including market conditions, and share repurchases may be suspended or discontinued at any time. Shares of common stock acquired through the Program will be held as treasury shares, until such time as they may be re-issued for general corporate purposes or retried by the Company.

Cautionary Statements

This Current Report on Form 8-K includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements are disclosed in the "Risk Factors" contained in the Company’s 2011 Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by such factors. The Company does not undertake any duty to update any forward-looking statement except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starwood Hotels & Resorts Worldwide, Inc.

August 2, 2012	By:	Kristen Prohl

Name: Kristen Prohl
Title: Assistant Secretary